As filed with the Securities and Exchange Commission on February 3, 2017
File Number   333-214627

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________

FORM S-1
(Amendment No. 1)

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
____________________________________

MEXICO SALES MADE EASY INC.
(Exact name of Registrant as specified in its charter)
____________________________________

Nevada	8748	46-1018740
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1785 E. Sahara Ave. Suite 490-941
 Las Vegas, NV, 89104
(619) 616 2973
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
____________________________________

SPIEGEL & UTRERA P. A.
1785 E. Sahara Ave. Suite 490
 Las Vegas, NV, 89104
(888) 530 4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________________________

Copy to:
Bonner & Associates
PO Box 971
La Jolla, CA   92038-0971
(619) 278-8326
____________________________________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
____________________________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Shares of Common Stock, par value $0.001 per share	132,000	$0.25	$33,000	$3.83
Shares of Common Stock, par value $0.001 per share underlying Warrants	132,000	$0.50	$66,000	$7.65
Total Registration Fee				$11.48

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the recent sales price of the Common shares and the exercise price for the shares underlying warrants included in this registration.

(2)	Registrant has previously paid a registration fee of $11.48 in connection with the registration statement on Form S-1 (Registration Statement No. 333-214627) filed on November 16, 2016.

The information in this prospectus may not be complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 3, 2017

PROSPECTUS

MEXICO SALES MADE EASY, INC.

264,000 Shares
Common Stock

This prospectus relates to an aggregate of up to 264,000 shares of our common stock which may be resold from time to time by the selling stockholder identified in this prospectus. The selling stockholder may acquire these shares by exercising options granted by us. The selling stockholder may sell these shares from time to time in the open market (at the prevailing market price) or in negotiated transactions.

You should read this prospectus and any prospectus supplement carefully before you invest. We will not receive any proceeds from the sale of the shares by the selling stockholder. We will however, receive the exercise price of the associated options, if the selling stockholder exercises the options.

Our common stock is not listed, quoted or traded on any exchange or other marketplace. We intend to seek qualification for quotation by the OTC Bulletin Board, other marketplace, or exchange that may be available to us in the future. There can be no assurance that we will ever qualify for quotation anywhere. The recent sales price of our Common stock has been determined solely by us and is based upon certain factors considered relevant by us including, without limitation, management's estimation of our business potential and earnings prospects. This does not necessarily reflect the fair market value of our Common stock.

Investing in our common stock involves a high degree of risk. See "Risk Factors" for certain risks you should consider before purchasing any shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 3, 2017

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information or to make any representation on behalf of Mexico Sales Made Easy Inc. that is different from that contained in this prospectus. You should not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered by this prospectus under circumstances and in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the date of delivery of this prospectus or of any sales of these securities. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. This prospectus may be used only in jurisdictions where it is legal to sell these securities.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus are "forward-looking statements." These statements are based on the current expectations, forecasts, and assumptions of our management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are sometimes identified by language such as "believes," "anticipates," "estimates," "expects," "plans," "intends," "projects," "future" and similar expressions and may also include references to plans, strategies, objectives, and anticipated future performance as well as other statements that are not strictly historical in nature. The risks, uncertainties, and other factors that could cause our actual results to differ materially from those expressed or implied in this prospectus include, but are not limited to, those noted under the caption "Risk Factors" in this prospectus. Readers should carefully review this information as well the risks and other uncertainties described in other filings we may make after the date of this prospectus with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions, and estimates only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements in this prospectus, whether as a result of new information, future events or circumstances, or otherwise.

PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before buying shares of our common stock. You should read the entire prospectus and any prospectus supplements carefully, especially the sections entitled "Caution Regarding Forward-Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," together with our financial statements and the related notes included elsewhere in this prospectus and in any prospectus supplements related hereto, before deciding to purchase shares of our common stock.

Mexico Sales Made Easy, Inc. provides business and management consulting services to assist companies interested in selling their products or otherwise doing business within Mexico.

Some of the consulting and support services currently provided include, coordination of trademark search and registration in Mexico, Labeling design and compliance consulting to meet the applicable requirements for the products to be sold in Mexico, also determining the proper Harmonized System (HS) classification administrated by the World Customs Organization for the products to be imported into and sold within Mexico. Additional consulting services are provided as may be required to assist companies exporting into Mexico.

We have recently purchased a license from Glazer Kennedy Insider Circle ("GKIC") enabling us to print, publish and use their products and to launch a GKIC like membership organization solely within the United Mexican States We also have the right to translate the materials into the Spanish language and print, publish, market and use the translated products solely within the United Mexican States. We intend to launch a similar membership organization throughout Mexico providing networking, coaching and development materials to entrepreneurs in Mexico.

For a more complete description of our business, please see "Business," in the prospectus.

All of the shares covered by this prospectus are being offered for resale by the selling stockholder named in this prospectus. We will not receive any proceeds from the sale of the shares. We will however receive the exercise price of the associated warrants, if the selling stockholder exercises the warrants. We intend to use such proceeds for general working capital purposes. See "Summary of the Offering" and "Use of Proceeds."

An investment in our common stock is speculative and involves substantial risks. You should read the "Risk Factors" section of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Corporate information
Our principal executive offices are located at 1785 E. Sahara Ave. Suite 490, Las Vegas, NV, 89104 and our telephone number is (888) 530-4500. Our website is www.mexicosalesmadeeasy.com. The contents of our website are not incorporated by reference into this prospectus.

Summary of the Offering

Shares of common stock offered by us	None.

Shares of common stock offered by the Selling Stockholder	264,000 shares including 132,000 issued and 132,000 issuable upon exercise of Warrants.

Use of proceeds
We will not receive any proceeds from the sale of common stock covered by this prospectus. We will however receive the exercise price of the associated Warrants, if the selling stockholder exercises the options. We intend to use such proceeds for general working capital purposes.

Risk Factors
An investment in our common stock is speculative and involves substantial risks. You should read the "Risk Factors" section of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Plan of Distribution	The shares of common stock covered by this prospectus may be sold by the selling stockholder in the manner described under "Plan of Distribution."

RISK FACTORS

Your investment in our common stock involves a high degree of risk.  You should consider the risks described below and the other information contained in this prospectus carefully before deciding to invest in our common stock.  If any of the following risks actually occur, our business, financial condition and operating results could be harmed.  As a result, the trading price of our common stock could decline, and you could lose a part or all of your investment.

RISKS RELATED TO OUR BUSINESS

Nearly all of our revenue is dependent on our relationship with one customer. We must rely on the relationship our President has with this customer.
Of the Company's revenue earned during the years ended December 31, 2015 and 2014, approximately 98% and 99%, respectively, were generated from contracts with a customer to whom the President of MSME provides personal services. We intend to develop new revenues from more diverse sources. If we are unable to do this and we lose the current relationship with our President or our primary customer we will lose nearly all our revenue.  We intend to work to develop new product offerings and relationships.

We have a history of losses.  We may never be profitable.
Our operations have not been profitable.  We will be unable to achieve profitability unless we experience substantial revenue growth.  We may never be able to achieve or maintain profitability.

Demand for the services we currently offer and intend to provide are not yet well established.
The potential market for our services is not proven by our historical operations since our revenue is principally derived from a relate source. Our new intended services are proven to have market acceptance in the United States but it is not known if the business model will be successful in obtaining customers in Mexico.

We may need to raise additional capital to meet our business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute current stockholders' ownership interests.
We may need to raise additional capital in the future, which may not be available on reasonable terms or at all.  Our present cash flow from operations is insufficient to achieve our business plan.  We may need to raise additional funds through public or private debt or equity financings to meet various objectives including, but not limited to:

●	pursuing growth opportunities, including more rapid expansion;
●	acquiring complementary businesses;
●	hiring and/or incentivizing qualified management and key employees;
●	developing new services or products; and
●	responding to competitive pressures

It can be difficult for companies, particularly smaller ones, to obtain equity or debt financing.

Any additional capital raised through the sale of equity or equity-backed securities may dilute current stockholders' ownership percentages and could also result in a decrease in the fair market value of our equity securities.  The terms of those securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect.

Debt securities, on the other hand, are senior to common stock, might contain onerous restrictive covenants, and must be repaid when they mature; and if we do not profitably use the money raised, we may not have enough cash on hand to repay the debt upon maturity without impairing our operations.

Furthermore, any debt or equity or other financing that we may need may not be available on terms favorable to us, or at all.  If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and, further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our reported financial results.

We may not be able to manage our growth effectively.
Our strategy envisions growing our business.  There can be no assurance that such growth will occur, either to the extent our strategy envisions or at all.  Even if we do grow, if we fail to manage our growth effectively our financial results could be adversely affected.  Growth may place a strain on our management systems and resources.  We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources.  As we grow, we must continue to hire, train, supervise and manage new employees.  We cannot assure you that we will be able to:

●	meet our capital needs;
●	implement, improve and expand our operational, financial, management information, risk management and other systems effectively or efficiently or in a timely manner;
●	allocate our human resources optimally;
●	identify, hire, train, motivate and retain qualified managers and employees;
●	develop the management skills of our managers and supervisors; or
●	evolve a corporate culture that is conducive to success.

If we are unable to manage our growth and our operations our financial results could be adversely affected.

If we fail to maintain an effective system of internal control over financial reporting and other business practices, and of Board-level oversight, we may not be able to report our financial results accurately or prevent and detect fraud and other improprieties.  Consequently, investors could lose confidence in our financial reporting, and this may decrease the value of our stock.
We must maintain effective internal controls to provide reliable financial reports and to prevent and detect fraud and other improprieties.  We are responsible to review and assess our internal controls and implement additional controls when improvement is needed.  Failure to implement any required changes to our internal controls or any others that we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information.  Any such loss of confidence would have a negative effect on the market price of our stock.

Because we are relatively small, our internal control procedures may not be fully mature. We have limited internal personnel to implement procedures and must scale our procedures to be compatible with our resources. We also rely on outside professionals including accountants and attorneys to support our control procedures.

Also, and in any event, Sarbanes-Oxley Act requirements regarding internal control over financial reporting, and other internal controls over business practices, are costly to implement and maintain, and such costs are relatively more burdensome for smaller companies such as us than for larger companies.

We do not have an Audit Committee, a Compensation Committee or a Governance and Nominating Committee, composed of independent directors.  Accordingly, these Committees' oversight procedures and issues familiarity are not available to us.

Our management ranks are thin, and losing or failing to add key personnel could adversely affect our business.
Our future performance depends substantially on the continued service of our senior management and other key personnel, including personnel which we need to hire.  Our success depends upon the continued efforts of our senior management team.  We need to identify and hire additional senior managers to perform key tasks and roles.  We do not have key man life insurance on any of our personnel. We currently rely on the services of our sole officer and Director, Sandro Piancone who currently has approximately 20% of his time dedicated to the Company.

Applicable rules, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may be burdensome to us and/or make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business.
We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for our effective management because of the rules and regulations that govern publicly-held companies.  The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of rules and regulations and the strengthening of existing rules and regulations by the SEC. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these requirements for board or committee membership, particularly with respect to an individual's independence from the corporation and level of experience in finance and accounting matters.  We may have difficulty attracting and retaining directors with the requisite qualifications.  If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our common stock on any national securities exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

We have a history of related-party transactions.
Throughout our history we have engaged in related-party transactions with our directors, officers or related entities. In all related-party transactions, there is a risk that even if the Company personnel on the other side of the table from the related party are striving to ensure that the terms of the transaction are arms-length, the related party's influence may be such that the transaction terms could be viewed as favorable to that related-party. We do not currently have committees comprised of independent directors that can review proposed related-party transactions, but even such committees and procedures may be susceptible to the influences inherent to these types of transactions. Our financial statements and other disclosure in this prospectus provide specific information about our prior related-party transactions. We may engage in additional related-party transactions in the future.

RISKS RELATED TO OUR COMMON STOCK

Our common stock is not quoted publicly or traded on any national securities exchange.
Our common stock is not traded on any exchange or quoted on the OTC Bulletin Board and a market for our stock may never develop. The value of our common stock may be volatile and lack liquidity, all of which may adversely affect the market price of the common stock and our ability to raise additional capital.

Applicable SEC rules governing the trading of "penny stocks" limits the trading and liquidity of the common stock which may affect the trading price of the common stock.
Our common stock is not currently quoted on the OTC Bulletin Board or any National exchange. The most recent private sale was below $5.00 per share, and we have less than $2,000,000 of net tangible assets; therefore, the common stock is currently considered a "penny stock" and so is subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded.  These regulations require the delivery, before any transaction involving a penny stock, of a disclosure explaining the penny stock market and the associated risks; and certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser's written agreement to a transaction before sale.  In addition, margin regulations prevent low-priced stocks such as ours from being used as collateral for brokers' margin loans to investors.  These regulations have the effect of limiting the trading activity of the common stock and reducing the liquidity of an investment in our common stock.  In addition, many institutional investors, as a matter of policy, do not invest in stocks which are not traded on a national securities exchange and/or which trade for less than $5.00 per share (or some lower price point).

We do not expect any cash dividends to be paid on our common stock in the foreseeable future.
We have never declared or paid a cash dividend on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future.  We expect to use any future earnings, as well as any capital that may be raised in the future, to fund business growth.  Consequently, a stockholder's only opportunity to achieve a return on investment would be for the price of our common stock to appreciate and that stockholder to sell his or her shares at a profit.  We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock and our preferred stock.
We have issued common stock and other equity-based securities in support of our business objectives and initiatives.  In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders.  We are currently authorized to issue an aggregate of 210,000,000 shares of capital stock consisting of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock.  As of November 14, 2016, there were 10,000,000 Preferred shares outstanding, 2,132,000 shares of Common stock outstanding and 132,000 Common shares reserved for issuance upon exercise of warrants. The holders of such warrants can be expected to exercise them at a time when our common stock is at a market price higher than the exercise price of these outstanding warrants.  If these warrants to purchase our common stock are exercised or other equity interests are granted in the future, such equity interests will have a dilutive effect on your ownership of common stock.  We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.  Such securities may be issued at below-market prices or, in any event, prices that are significantly lower than the price at which you may have paid for your shares.  The future issuance of any such securities may create downward pressure on, or dampen any upward trend in, the trading price of our common stock.

We are controlled by our CEO/major stockholder Sandro Piancone.
Sandro Piancone, our CEO, beneficially owns approximately 54.3% of our outstanding common stock, on a Rule 13d-3 basis, as of February 1, 2017.  Such concentrated control of the Company may adversely affect the price of our common stock.  Because of his high percentage of beneficial ownership, and his positions as an officer and director, Mr. Piancone may be able to control matters requiring the vote of stockholders, including the election of our Board of Directors and certain other significant corporate actions.  This control could delay, defer or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our other stockholders and us.  This control could adversely affect the voting and other rights of our stockholders and could depress the market price of our common stock.  Actions which Mr. Piancone determines to be in his best interest might not be in your (or even our) best interest.  If you acquire common stock, you may have no effective voice in the management of the Company.

We have issued and outstanding 10,000,000 shares of preferred stock that have super voting rights that could have the effect of deterring or delaying changes in incumbent management, proxy contests or changes in control.
The issued and outstanding Preferred shares have 10 for 1 voting rights which could have the effect of deterring or delaying attempts by our Common stockholders to remove or replace management, engage in proxy contests and/or effect changes in control.  We have 2,132,000 issued and outstanding Common share which have one vote for each share. The 10,000,000 issued Preferred shares would be able to cast 100,000,000 votes on most matters that Common shareholders could vote. This results in the Preferred shareholders having significantly more influence in shareholder votes.

USE OF PROCEEDS

We will not receive any proceeds from the sales, if any, of the common stock covered by this prospectus. All net proceeds from the sale of the common stock covered by this prospectus will go to the selling stockholder. See "Selling Stockholder" and "Plan of Distribution" described below. We will however receive proceeds from any exercise of the options covered by this prospectus.  We intend to use such proceeds for general working capital purposes.

Market Information
No established public market exists for our common stock, and a public market may never develop. Our Common stock is not currently traded on any national securities exchange or quoted on the OTC Bulletin Board under any symbol. The most recent sales of our common stock was in September of 2015 for $0.25 per share and included a warrant exercisable for one common share at $0.50.

Holders
As of February 1, 2017, we had issued and outstanding 2,132,000 shares of common stock, held by approximately 31 stockholders of record. This does not include the 3 holders of 10,000,000 shares of Preferred stock which are convertible into 20,000,000 shares of common stock.

In addition, as of February 1, 2017, we had outstanding warrants to acquire 132,000 shares of common stock.

Dividends
We have never paid or declared any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future but rather intend to retain future earnings, if any, for reinvestment in our future business. Any future determination to pay cash dividends will be in compliance with our contractual obligations and otherwise at the discretion of the board of directors and based upon our financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

 BUSINESS
General

Mexico Sales Made Easy, Inc. currently provides business and management consulting services to assist companies interested in selling their products or otherwise doing business within Mexico.

Some of the consulting and support services currently provided include, coordination of trademark search and registration in Mexico, Labeling design and compliance consulting to meet the applicable requirements for the products to be sold in Mexico, also determining the proper Harmonized System (HS) classification administrated by the World Customs Organization for the products to be imported into and sold within Mexico. Additional consulting services are provided as may be required to assist companies exporting into Mexico.

We have recently purchased a license from Glazer Kennedy Insider Circle ("GKIC") enabling us to print, publish and use their products and to launch a GKIC like membership organization solely within the United Mexican States. On November 24, 2016 we established our Mexico subsidiary and began developing our GKIC Mexico program. GKIC Mexico educates, motivates and mentors entrepreneurs through learning material, virtual meetings, face to face meetings, as well as marketing and entrepreneurship courses.

We maintain a website located at http://www.mexicosalesmadeeasy.com, and electronic copies of our filings with the SEC, are available, free of charge, under the "Company" link on our website as soon as practicable after such material is filed with, or furnished to, the SEC.

Background of Industry Growth and Potential

Mexico Sales Made Easy, Inc. believes that Mexico continues to grow as a world economy, is a major trading partner with the United States and Companies should seeking to export their products to Mexico and participate in its continuing growth and development.

The following are portions of Mexico & U.S. Stats and Facts from the American Chamber of Commerce of Mexico:

Mexico with the new changes of government has promoted the development and growth potential of the country to become a prosperous region, inviting to create business opportunities and leverage models safe investment for companies, industries and institutions.

The following are some reasons why Mexico is a leading country in the world:
Privileged geographical location: it is located between the Atlantic and Pacific Oceans. The country is considered as the gateway to both North America and Latin America.

Mexico is the 14th largest in the world and second in Latin America economy. It is the 14th largest territory in the world. It has a wide network of Free Trade Agreements (FTAs) with 44 countries, connecting it to a global market of over one billion consumers.

Economic Profile (Data from 2013)

•	Full name: United Mexican States
•	Population: 120,847,477 (UN, 2013)
•	Capital: Mexico City
•	Area: 1.96 million sq km (758,449 sq miles)
•	Major language: Spanish
•	Monetary unit: 1 peso = 100 centavos
•	Income category: Upper middle income
•	GNI per capita: US$ 9,740 (World Bank, 2013)
•	Minimum Wage: 67.29 (aprox. US$ 5.10)
•
Government Composition: Federal Republic divided into 31 individual states and a Federal District.  The president is elected for six years and cannot be re-elected. The president shares power with a bicameral Congress, which is made up of the Senate and the House of Deputies.

Mexico-U.S. Commercial Relationship
The two countries share a maritime and land border in North America. Several treaties have been concluded between the two nations bilaterally, such as the North American Free Trade Agreement (NAFTA). Both are members of various international organizations, including the Organization of American States and the United Nations.

The two countries have close economic ties, being each other's first and third largest trading partners. They are also closely connected demographically, with over one million U.S. citizens living in Mexico and Mexico being the largest source of immigrants to the United Sates.

Mexico-U.S. Trade Facts
U.S. goods and services trade with Mexico totaled $500 billion in 2011 (latest data available for goods and services trade). Exports totaled $224 billion; Imports totaled $277 billion. The U.S. goods and services trade deficit with Mexico was $53 billion in 2011.

Mexico is currently U.S. 3rd largest goods trading partner with $494 billion in total (two ways) goods trade during 2012. Goods exports totaled $216 billion; Goods imports totaled $278 billion. The U.S. goods trade deficit with Mexico was $61 billion in 2012.

Trade in services with Mexico (exports and imports) totaled $39 billion in 2011 (latest data available). Services exports were $25 billion; Services imports were $14 billion. The U.S. services trade surplus with Mexico was $11 billion in 2011.

(Source of data included above http://www.amcham.org.mx/member-services/mexico_and_u_s_stats_and_facts.aspx#sthash.HjqAhsd6.dpbs January 2015)

U.S.-manufactured products enjoy duty free import benefits under the North American Free Trade Agreement giving U.S. businesses a quality versus cost advantage over other foreign manufacturers. (Source http://www.export.gov/mexico/ January 2015)

 Principal Products and Services

MEXICO SALES MADE EASY
Mexico Sales Made Easy provides the following principal services in several available packages. We also provide a CEO Tour and a Global Franchiser Tour to business executives seeking an intense training and networking opportunity designed to kick start their sales and franchise opportunities in Mexico.

Our three basic services are currently:
TRADEMARK $995 per item
HS CLASSIFICATIONS (Does not include energy drinks or cigarettes) $495 per item
NOM -LABELING REQUIREMENTS $1495 per item

Our packaged services are currently:
Gold Investment
(12-month service)
All 3 Services. 1 item
Total $ 2,497 USD

5 Star Diamond Investment
(12-month service)
All 3 services.
Up to 5 items each service
Total $ 4,997 USD

Platinum Investment
(12-month service)
All 3 services.
Up to 10 items each service
Total $ $ 9,997 USD

Titanium Investment
(12-month service)
All 3 services. Unlimited items
Total $ 49,997

CEO TOUR
The CEO Tour includes several detailed itineraries for CEOs and executives, to include:

•	One-day business seminar to be conducted in San Diego.
•	Secure transportation service with accommodation to the airport.
•	Accommodation for round trip air travel from Tijuana and Guadalajara.
•	Executive suites provided by the Hilton Guadalajara.
•	3 day passes with entrance to Antad, the largest supermarket and convenience trade show in all of Latin America.
•	Sitting in multiple booths from partner companies at the tradeshow.
•	Accommodations at the Hotel Del Coronado for the first night in San Diego.
•	Guided tour package to the central de Abastos district ,supermarkets, convenience stores, logistics warehouses, shopping centers, and other sites of interest.
•	Meals for breakfast, lunch and dinner.
•	Nightly seminars of different subjects on selling and exporting to Mexico.
•	Hear from industry Mexperts about the opportunities to selling and exporting in Mexico.
•	Workshops for the new and existing Mexican business enthusiasts.
•	Conference activities that will showcase the most wanted products in Mexico.
•	Private conference room at the tradeshow and the hotel for private one on one meetings with buyers.
•	Convenience in travelling to and from Mexico, and touring Guadalajara by means of a limousine bus.

GLOBAL FRANCHISOR TOUR

•	Secure transportation service with first-class accommodations to the airport.
•	First-class accommodations for round trip air travel from Tijuana and Mexico City.
•	Executive suites provided by Crowne Plaza De Mexico
•	3 days passes with entrance to the international Franchise fair, the largest franchise show in all Latin America.
•	Guided tour package to visit some of the most successful franchise restaurant concepts on Mexico
•	Meals provided (Breakfast, Lunch and Dinner).
•	Nightly seminars of different subjects on selling and franchising to Mexico.
•	Hear from industry experts about the opportunities to franchising and exporting in Mexico.
•	Conference activities that will showcase the most wanted franchises in Mexico.
•	Private conference room at the trade show and the hotel for private one on one meetings with buyers.
•	Convenience in travelling to and from Mexico, and touring Mexico City by means of a limousine bus.

In addition to these services our CEO Sandro Piancone provides individual consulting services as needed to support and promote Companies interested in importing and selling their products in Mexico.

ENTREPRENEUR NETWORKING AND DEVELOPMENT MEXICO
We have recently purchased a license from Glazer Kennedy Insider Circle ("GKIC") enabling us to print, publish and use their products and to launch a GKIC like membership organization solely within the United Mexican States We also have the right to translate the materials into the Spanish language and print, publish, market and use the translated products solely within the United Mexican States.

GKIC Mexico is a community for members only. The goal for members is to learn, apply and support.

Members have access to sales methods, accounting, marketing, how to grow companies, how to acquire investment capital, how to hire employees, be good managers and much more.

The members have different ways of learning. The main ones are:

1.	GKIC magazine
2.	Meetings
3.	Audios
4.	Books
5.	Videos
6.	Online membership

Magazine
The members exclusive monthly magazine shows an order of teaching that covers all aspects of entrepreneurship combined with event news and opportunities for members. The magazine is printed and sent to businesses or member's houses. Along with the magazine, members will receive an audio with additional information and businessmen interviews.

Meetings
Members will have a monthly meeting in each big city of Mexico where we will present entrepreneurship topics and business experts are invited. Every city has it's own meeting, in which during the first hour there will be a live internet conference with experts and in the following two hours we will talk about local topics and learned strategies. Every month there will be an important topic such as sales, investment capital, growth and others.

GKIC Mexico's business model is based on memberships.

Products and Services:

•	Memberships
•	Products
•	Services
•	Mastermind
•	Group coaching
•	Marketing-With-you

The monthly charge of the membership varies depending the member's level. The Company's marketing is based in attracting members through product sales and live events.

Memberships

These are the three membership levels:

1.	$500 Mexican pesos = Gold Membership
2.	$1,000 Mexican pesos = Gold Plus Membership
3.	$2,500 Mexican pesos = Diamond Membership

$500 Mexican pesos = Gold Membership
•	Monthly newsletter
•	Webinar or monthly call
•	Access to GKIC Online

$1,000 Mexican pesos = Gold Plus Membership
•	Everything within Gold Membership
•	Gold Plus Entrepreneurs monthly meetings
•	Direct Response monthly meetings

$2,500 Mexican pesos = Diamond Membership
•	Everything within Gold Plus Membership
•	One additional private call or webinar for Diamond members
•	Special meetings with the GKIC founders every 3 months

Products

•	Books licensed from GKIC
•	Original books created by GKIC Mexico
•	Courses licensed from GKIC
•	Original courses created by GKIC Mexico
•	Merchandise - Hats, t-shirts, pens, cups, shirts

Services

Marketing-With-You = $20,000 Mexican pesos for one week
This service is to plan and apply a funnel with a customer. The entrepreneur or his team will attend in person for one week, during which they will identify their goal and what funnel or campaign they need for the rest of the week.

The first day will consist of a strategy session where they will plan how and where to acquire such prospects and how to capture, sell and keep them. The rest of the week will be spent with a mentor and a tech implementing the campaign. This includes writing, websites, social media, following, software and all of the necessary to implement the campaign with help of the GKIC team.

Marketing courses and Direct Response
$20,000 Mexican pesos per course with a certificate in Marketing of Direct Response.

Each certificate requires a course of 40 intensive hours of practice and methodology in direct response. The strategies aren't for beginners, they are for participants and members of GKIC who have taken the course of Magnetic Marketing and the principles of Direct Response in Marketing.

Marketing Courses

•	Direct Response Marketing
•	Funnel Master
•	Full of sales

Social Media with Direct Response Courses

•	Facebook Marketing
•	LinkedIn Marketing
•	Twitter Marketing

Facebook Campaign

•	Facebook Study and Planning = $20,000 Mexican pesos one time
o	Facebook Page
o	Section
o	Make groups
o	Plan Events and Publicity
•	Facebook Campaign = $3,000 Mexican pesos per campaign
o	Section
o	4 monthly banners
o	Events
o	Monthly follow up

LinkedIn Campaign

•	LinkedIn for sales = $30,000 Mexican pesos once
o	1 Group
o	1 Company
o	1 Executive
•	LinkedIn Campaign = $3,000 Mexican pesos monthly
o	1 weekly business post in group, company and personal
o	1 original weekly article of 500 words
o	3 daily news post of business or interests
o	1 weekly email to group members

Twitter Campaign

•	Twitter Preparing and Section = $30,000 Mexican pesos once
o	Hashtag research
o	Writing 100 tweets with banners
o	Marketing 100 tweets and leading
•	Twitter for sales = $3,000 Mexican pesos monthly
o	Add followers who are potential customers
o	Follow followers with a good business profile
o	Search business tweets and re-tweet

Masterminds
•	Gold Mastermind (local) = $5,000 Mexican pesos monthly
o	One all-day monthly meeting
•	Platinum Mastermind = $200,000 Mexican pesos yearly
o	One weekend every three months in San Diego
•	Titanium Mastermind = $350,000 Mexican pesos yearly
o	One weekend every three months in San Diego
Coaching
Gold Coaching in group by phone = $5,000 Mexican pesos monthly
•	Two calls or videoconference monthly in group

Platinum Coaching in group with Jorge S. Olson = $10,000 Mexican pesos
•	Two calls or videoconference monthly in group
•	Groups of five people or less

Titanium Coaching with Jorge S. Olson = $50,000 Mexican pesos monthly
•	Three personalized calls or videoconferences monthly
•	Two personalized phone sessions monthly
•	One on one working with you only

Ambassador Program
Ambassadors are the representatives of GKIC Mexico, who act as product and services distributors. GKIC Ambassadors earn a percentage of their sales from products and from corporate sales. They make weekly study meetings, monthly official meetings and they sell GKIC memberships and services. GKIC Ambassadors are independent distributors with an assigned territory.

Certain Agreements
Our business agreements consist primarily of individual customer agreements. Customer agreements are typically agreements with companies intending to sell products within Mexico and require our consulting and support services.

Due to our limited historical sales, at any given time one Customer could represent a significant portion of our sales. These sales are typical and may or may not be recurring with that individual Customer. Currently nearly all of our revenue is from a single customer to whom the President of MSME provides personal services.

We have purchased a license from GKIC to establish a similar membership organization in Mexico. We expect that revenue from this new business segment will develop and become a material component of our operations. The revenue is membership based to many individual entrepreneurs.

Research and Development
We do not engage in research and development activities as part of our business at this time.

Patents and Licenses
We have a license from GKIC enabling us to print, publish and use their products and to launch a GKIC like membership organization solely within the United Mexican States

We do not currently hold Patent rights.

Our CEO has written three books in support of our business, Discover The Secret Treasure Map to Selling Your Products in Mexico and Still Be Home For Dinner by Sandro Piancone (Jan 31, 2013), Mexico Sales Made Easy: How Will My Product Sell In Mexico? by Sandro Piancone (Oct 1, 2014), How To Sell On Amazon Mexico And Profit From The Fastest Growing Online Market In The World (September 7, 2015) and 3 Things You Need To Learn Before You Franchise In Mexico (May 29, 2015). We benefit from copyright protections that may be available in the event those books are utilized in an impermissible adverse manner.

Government Regulation
We provide consulting services for companies seeking to import and sell products in Mexico.  Applicable regulations are the FCPA The Foreign Corrupt Practices Act (FCPA) which is an important anti-corruption tool designed to discourage corrupt business practices in favor of free and fair markets.  The FCPA prohibits promising, offering, giving or authorizing giving anything of value to a foreign government official where the purpose is to obtain or retain business.  These prohibitions apply to U.S. persons, both individuals and companies, and companies that are listed on U.S. exchanges. The statute also requires companies publicly traded in the U.S. to keep accurate books and records and implement appropriate internal controls.

We are not currently aware of any pending regulations that would materially impact our operations.

Employees
We currently have 1 part-time employee, our chief executive officer. He currently devotes approximately 20% of his time to the business of Mexico Sales Made Easy, Inc. and the remainder of his time on other business ventures. We expect to increase our future employee levels on an as-needed basis in connection with our expected growth. We also subcontract some of our services to law firms, other professionals and supporting personnel as needed. Our GKIC Mexico subsidiary has three part time employees.

Properties
Our corporate office is located at 1785 E. Sahara Ave. Suite 490-941, Las Vegas, NV, 89104. We pay an annual fee for resident agent services, available shared use of office facilities and mail forwarding services.

We have additional offices located at 9925 Airway Road, San Diego, CA 92154. We do not pay a fee for the use of these offices as they are provided by our CEO on an as needed basis for meetings and consultations. The facilities available to us comprise approximately 1000 square feet consisting of administrative offices and conference facilities.

We have additional offices located in Tijuana, Mexico. We do not pay a fee for the use of these offices as they are provided by our CEO on an as needed basis for meetings and consultations. The facilities available to us comprise approximately 1000 square feet consisting of administrative offices and conference facilities. Our GKIC Mexico subsidiary rents approximately 400 square feet of office space for $250 per month.

Legal Proceedings
None

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management's Discussion and Analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this prospectus. The Management's Discussion and Analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions.  Any statements that are not statements of historical fact are forward-looking statements.  When used, the words "believe," "plan," "intend," "anticipate," "target," "estimate," "expect," and the like, and/or future-tense or conditional constructions ("will," "may," "could," "should," etc.), or similar expressions, identify certain of these forward-looking statements.  These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this prospectus.  Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors such as those noted under "Risk Factors" in this prospectus.  We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

Overview
Mexico Sales Made Easy, Inc. provides business and management consulting services to assist companies interested in selling their products or otherwise doing business within Mexico.

We have received equity investments both from insiders and from private investors. We have always had negative cash flows from operations and net operating losses. As we expand operational activities, we may continue to experience operating losses and/or negative cash flows from operations and may be required to obtain additional financing to fund operations. There can be no assurance that we will be able obtain additional financing, if at all or upon terms that will be acceptable to us.

Our operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in our stage of development. Such risks include, but are not limited to, an evolving business model and the management of growth.

To address these risks we must, among other things, diversify our customer base, implement and successfully execute our business and marketing strategy and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Results of Operations

Results of Operations for the Nine Months Ended September 30, 2016 and 2015

During the nine-month period ended September 30, 2016, the Company had an increase in revenue to $114,426 compared to $41,607 for the nine-month period ended September 30, 2015.  Revenue for both of the nine-month periods was predominantly from the same related party. The Company's net gain for the nine-month period ended September 30, 2016 was $ 39,722.  This is an improvement over the net loss incurred during the nine-month period ended September 30, 2015 of $30,493.

Although total expenses increased from an increase in General and Administrative expense during the comparative periods this increase was offset by lower Sales and Marketing expense. The Net Income for the nine-month period ended September 30, 2015 was a result of the revenue increase.

Results of Operations for the years Ended December 31, 2015 and 2014

During the fiscal year ended December 31, 2015, the Company had no significant change in revenue of $58,267 compared to $55,098 in the 2014 fiscal year.  Revenue for both years was predominantly from the same related party. The Company's net loss for the fiscal year ended December 31, 2015 was $ 115,692.  This is higher than the net loss incurred during the fiscal year ended December 31, 2015of $56,846.

Increased Advertising and Marketing expense was the principal cause for the increase in net loss.

Liquidity and Capital Resources
At September 30, 2016, we had total assets of $56,120 and total  current liabilities of $4,500. As of December 31, 2015, we had total assets of $15,098 and total liabilities of $6,929. The increase in assets is due to the purchase of the GKIC License for Mexico.

Of the Company's revenue earned during the nine-month period ended September 30, 2016, the years ended December 31, 2015 and 2014, over 95% was generated from contracts with a customer to whom the President of MSME provides personal services.

Cash provided from financing activities year ended December 31, 2015 amounted to $57,000. The Company received $20,000 through the issuance preferred shares. The Company received $37,000 through the issuance of common shares debt and related warrants.

Over the next twelve months we believe that existing capital and anticipated funds from operations may be sufficient to sustain our historical level of operations. The Company will need to increase sales or seek additional financing to expand operations. The GKIC license requires future payments and royalty payments on related revenue. The development of each segment of our business may require additional capital to develop and grow beyond the historical level of operations. The capital requirements for development of our business based on the recently acquired license for GKIC has not yet been determined and the implementation plan for this segment is currently under development.

There can be no assurance that we will be able obtain additional financing, if at all or upon terms that will be acceptable to us. There can, moreover, be no assurance of when, if ever, our operations become profitable.

Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements or financing activities with special purpose entities.

Critical Accounting Policies and Estimates
The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses.  We have identified the following accounting policies that we believe are key to an understanding of our financial statements.  These are important accounting policies that require management's most difficult, subjective judgments.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Loss Per Share of Common Stock
The Company follows Accounting Standard Codification Topic No. 260, "Earnings Per Share" ("ASC No. 260") that requires the reporting of both basic and diluted earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. The calculation of diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In accordance with ASC No. 260, any anti-dilutive effects on net earnings (loss) per share are excluded. There were 22,132,000 potential common shares at June 30, 2016 consisting of common stock and convertible preferred stock.

Issuances Involving Non-Cash Consideration
All issuances of the Company's stock for non-cash consideration have been assigned a dollar amount equaling the market value of the shares issued or the consideration received whichever is more readily determinable.

Recent Accounting Pronouncements
The Company's management has evaluated all recent accounting pronouncements since the last audit through the issuance date of these financial statements. In the Company's opinion, none of the recent accounting pronouncements will have a material effect on the financial statements.

MANAGEMENT

Directors and Executive Officers
The following persons are our executive officers and directors, and hold the offices set forth opposite their names.

Name	Age	Position
Sandro Piancone	48	CEO and Director

Our Board of Directors consists of one member. We do not have any independent, non-executive directors. We currently do not pay any cash remuneration for acting as a Director but expect to do so in the future as the Board is expanded. We intend to reimburse Independent Directors for their expenses, if any, for attendance at meetings of the Board of Directors.

No family relationships exist between any of our present directors and officers.

The following is a brief account of the business experience during the past five years of each of our directors and executive officers:

Sandro Piancone is our founder and sole officer and director. He became our CEO and Director in April 2012 and has had primary responsibilities for our operations and business since.

Mr. Piancone founded Piancone Group International, Inc., and served as its Chief Executive Officer since January 2001. Mr. Piancone served as Chief Executive Officer of Nascent Wine Co. Inc., from June 2006 to July 12, 2010 and its President until July 17, 2006. From January 2000 to February 2002, he served as President of E-Food Depot, USA, Inc. From April 1998 to November 1999, he served as Vice President of sales and marketing for Roma Exporting. His duties there included securing new distributors throughout Mexico and implementing marketing programs for those distributors. In 1991, he founded Tele-Chef Catering. From 1995 to 1998, Mr. Piancone served as Vice President of Mt. Etna. He has been in the foodservice industry since 1986. From 1987 to 1991, he was the publisher of US Pizza News. He served as Director of Piancone Group International, Inc., and Nascent Wine Co. Inc. From January 2000 to February 2002, he served as Director of E-Food Depot, USA, Inc. From 1995 to 1998, he served as Director of Mt. Etna.

Executive Compensation

The following table sets forth information concerning the total compensation paid or accrued by us during the two fiscal years ended December 31, 2015 and 2014 to:
●	all individuals who served as our chief executive officer, chief financial officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2014 and
●
all individuals who served as executive officers of ours at any time during the fiscal year ended December 31, 2015 and received annual compensation during the fiscal year ended December 31, 2015 in excess of $100,000.

Summary Compensation Table

Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Total ($)

Sandro Piancone CEO	2015 2014	0 0	0 0	0 0	0 0	0 0

Note: The table above includes all cash compensation paid by the Company to the named executive.

Employment Agreements and Benefits

We do not currently provide any employee benefit or retirement programs. Our officers' salaries are determined by the Board of Directors. Officers and employees may receive bonuses from time to time in the form of cash or equity at the sole discretion of the Board of Directors.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Sandro Piancone - We have not currently entered into an employment agreement with Sandro Piancone, who has been our sole officer and director since inception. We may pay Mr. Piancone for services from time to time as from available funds at no firm rate and only when requested.  We expect to engage in a formal engagement with Mr. Piancone as our business operations continue to develop.

Outstanding Equity Awards

The following table reflects information for our executive officers named in the Summary Compensation Table, effective December 31, 2015.
Outstanding Equity Awards at Fiscal Year-End

Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date
Sandro Piancone	-	-	-	-

Equity Compensation Plan Information
We do not currently have an equity compensation plan in place. The Board may implement a plan in the future but there are no plans pending at this time.

Director Compensation
The Company currently has only one Director Sandro Piancone.

We do not have any independent, non-executive directors. We currently do not pay any cash remuneration for acting as a Director but expect to do so in the future as the Board is expanded. We intend to reimburse Independent Directors for their expenses, if any, for attendance at meetings of the Board of Directors.

The following table sets forth compensation received by our directors in the fiscal year ended December 31, 2015.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
Sandro Piancone(1)	0	0	0	0	0

(1)	This table includes only his compensation which was expressly for service as a director. Mr. Piancone may receive other compensation as an executive officer—see the Summary Compensation Table above.

Certain Relationships and Related Transactions and Director Independence

In addition to the cash and equity compensation arrangements of our directors and executive officers discussed above under "Director Compensation" and "Executive Compensation," the following is a description of transactions since April 11, 2012 (inception), to which we have been a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

There have not been any transactions meeting the criteria of the paragraph above.

Director Independence

Our Board of Directors presently consists of one member. Our Board of Directors has determined that Mr. Piancone is not "independent," as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002. Although our stock is not listed for trading on the Nasdaq Stock Market at this time, we are required to determine the independence of our directors by reference to the rules of a national securities exchange. In accordance with these requirements, we have determined that Sandro Piancone is not an "independent director," as determined in accordance with Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market, Inc.

Mr. Piancone is our sole executive officer of the Company, and therefore are not an independent director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 1, 2017, the beneficial ownership of Mexico Sales Made Easy Inc. common stock by each of our directors and named executive officers, each person known to us to beneficially own more than 5% of our common stock, and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power (subject to applicable community property laws) and that person's address is c/o Mexico sales Made Easy, Inc., 1785 E. Sahara Ave. Suite 490, Las Vegas, NV, 89104. Shares of Common Stock subject to options, warrants, or convertible notes currently exercisable or convertible or exercisable or convertible within 60 days after February 1, 2017 are deemed outstanding for computing the share ownership and percentage of the person holding such options, warrants, or convertible notes but are not deemed outstanding for computing the percentage of any other person.
	Shares	Percentage
Lake Como Investment, Inc. (1)	12,008,000	54.3%
Mercador Capital Advisors, Inc. (2)	4,000,000	18.1%
Jeffrey H. Mackay, Esq. 401k Trust (3)	4,000,000	18.1%
Cube 17, Inc	2,000,000	9.0%
Officers and Directors as a Group ( 1 person) (13)	12,008,000	54.3%

(1)
Includes 12,000,000 shares issuable upon conversion of 10,000,000 preferred shares and 4,000 share underlying warrants. Lake Como Investment, Inc. is controlled by our sole officer and director, Sandro Piancone

(2)	Includes 4,000,000 shares issuable upon conversion of 2,000,000 preferred shares
(3)	Includes 4,000,000 shares issuable upon conversion of 2,000,000 preferred shares
(13)	Includes Messrs. Piancone.

SELLING STOCKHOLDERS

This prospectus covers offers and sales of up to 264,000 shares of our common stock which may be offered from time to time by the selling stockholder identified in this prospectus. The selling stockholder may acquire a portion of these shares from time to time by exercising warrants granted by us. As of the date of grant of these warrants, the consideration for the grant to the selling stockholder was fully paid and the warrants were fully earned by the selling stockholder.

The table below identifies the selling stockholder and shows the number of shares of common stock beneficially owned by the selling stockholder before and after this offering, and the numbers of shares offered for resale by the selling stockholder. Our registration of these shares does not necessarily mean that the selling stockholder will sell all or any of their shares of common stock. However, the "Shares of Common Stock Beneficially Owned after the Offering" columns in the table assume that all shares covered by this prospectus will be sold by the selling stockholder and that no additional shares of common stock will be bought or sold by the selling stockholder. No estimate can be given as to the number of shares that will be held by the selling stockholder after completion of this offering because the selling stockholder may offer some or all of the shares and, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. The number and percentage of shares beneficially owned is determined in accordance with  Rule 13d-3 under the Securities Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose. Applicable percentage ownership is based on 20,000,000 shares of common stock that are issuable upon conversion of 10,000,000 preferred shares and 2,132,000 shares of common stock outstanding as of  February 1, 2017. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of such person's common stock subject to options, warrants and convertible promissory notes exercisable or convertible within 60 days after  February 1, 2017 are deemed to be outstanding. Except as otherwise noted, we believe that each stockholder named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it. The information with respect to beneficial ownership is based upon record ownership data provided by our transfer agent, information as supplied or confirmed by the selling stockholder or based upon our actual knowledge.

The following table sets forth the name of each selling stockholder, and, if applicable, the nature of any position, office, or other material relationship which each selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, the amount of shares of our common stock beneficially owned by such stockholder before the offering, the amount being offered for such stockholder's account, and the amount to be owned by such stockholder after completion of the offering.

Name of Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering		Number of shares Offered Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned after the Offering (Number)	Shares of Common Stock Beneficially Owned after the Offering (Percent)
Anthony J Prete	8,000	*	%	8,000	0	0.0%
Anthony Napoli	8,000	*	%	8,000	0	0.0%
B. Prodigy Inc	8,000	*	%	8,000	0	0.0%
Carlos Martin Varela Mejia	8,000	*	%	8,000	0	0.0%
Chris Martínez	8,000	*	%	8,000	0	0.0%
Comercial Targa SA de CV	8,000	*	%	8,000	0	0.0%
Comercializadora Nery's SA de CV (4)	8,000	*	%	8,000	0	0.0%
David Quezada García (2)	16,000	*	%	16,000	0	0.0%
Daniela Martinez	8,000	*	%	8,000	0	0.0%
David G Duckworth	8,000	*	%	8,000	0	0.0%
David Walden	8,000	*	%	8,000	0	0.0%
Eco Chateu	8,000	*	%	8,000	0	0.0%
Henry Evans	8,000	*	%	8,000	0	0.0%
IL Pizzologo SA de CV (5)	8,000	*	%	8,000	0	0.0%
James B. Gallager	8,000	*	%	8,000	0	0.0%
Lake Como Investments (3)	12,008,000	54.3%		8,000	12,000,000	54.3%
Lia Piancone	8,000	*	%	8,000	0	0.0%
Marc G. Preininger	8,000	*	%	8,000	0	0.0%
Michele Foley	8,000	*	%	8,000	0	0.0%
Nerys Logistics Inc (4)	8,000	*	%	8,000	0	0.0%
Nery's USA Inc. (4)	8,000	*	%	8,000	0	0.0%
Nick Jioras	8,000	*	%	8,000	0	0.0%
Octavio de la Torre	8,000	*	%	8,000	0	0.0%
Rafael Rojas Ayala (2)	16,000	*	%	16,000	0	0.0%
Silverman Family Trust 7-30-13	8,000	*	%	8,000	0	0.0%
SJF Ventures Inc	8,000	*	%	8,000	0	0.0%
Strategic Global Partners Inc	8,000	*	%	8,000	0	0.0%
Timothy E. Luberski	8,000	*	%	8,000	0	0.0%
Vanessa Mitchell	8,000	*	%	8,000	0	0.0%
Vidbox Mexico Inc. (4)	8,000	*	%	8,000	0	0.0%
Vidbox Mexico SA de CV (4)	8,000	*	%	8,000	0	0.0%
* Less than 1%

(1)	Includes 4,000 shares held directly and 4,000 warrants to purchase common stock from the Company.
(2)	Includes 8,000 shares held directly and 8,000 warrants to purchase common stock from the Company.
(3)
Includes 12,000,000 common shares convertible from 6,000,000 Preferred shares and 8,000 warrants to purchase common stock from the Company. This entity is controlled by Sandro Piancone our sole officer and director.

(4)	Includes 4,000 shares held directly and 4,000 warrants to purchase common stock from the Company. Sandro Piancone our sole officer and director provides personal services to this Entity.
(5)	Includes 4,000 shares held directly and 4,000 warrants to purchase common stock from the Company. The Company directly holds 12% of this entity.

DESCRIPTION OF CAPITAL STOCK

General Background
As of February 1, 2017, we had issued and outstanding 2,132,000 shares of common stock, held by approximately 31 stockholders of record. This does not include the 3 holders of 10,000,000 shares of Preferred stock which are convertible into 20,000,000 shares of common stock.

In addition, as of February 1, 2017, we had outstanding warrants to acquire 132,000 shares of common stock.

Common Stock
Except as required by law, holders of our common stock are entitled to vote on all matters as a single class, and each holder of common stock is entitled to one vote for each share of common stock owned. Holders of common stock do not have cumulative voting rights.

Holders of our common stock are entitled to receive ratably any dividends that may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon any liquidation, dissolution, or winding up of Mexico Sales Made Easy, Inc., holders of our common stock are entitled to share ratably in all assets remaining available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

Our common stock is not currently traded on any national securities exchange or quoted on the OTC Bulletin Board under any symbol.

Preferred Stock
We are authorized to issue 10,000,000 shares of Class "A" Preferred Stock, $0.001 par value per share. Class "A" Preferred Stock, to consist of 10,000,000 shares of the 10,000,000 Authorized Preferred Stock; and have the following terms:

Class "A" Preferred Stock
1. Designation and Amount. The  shares  of  such  series  shall  be  designated  as Class "A"  Preferred  Stock  and  the  number  of  shares  constituting  such  series  shall  be  Ten  Million (10,000,000)  with  a  par  value  of  $0.002  per  share. Such  number  of  shares  may  be  increased  or decreased  from  time-to-time  by  resolution  of  the  Board  of  Directors;  provided,  however,  that such  number  may  not  be  decreased  below  the  number  of  then  currently  outstanding  shares  of  Class "A" Preferred Stock.

2. Dividends and Distributions.  The holders of this Preferred Stock shall be entitled to dividends, if any, as declared by the Company and shall participate pari passu with the Common Stock of the Company at the Conversion Rate in Section 4 (a) below.

3. Voting Rights.  The  holders  of  shares  of  Class "A"  Preferred  Stock shall  have the following rights:

a. Number of Votes: Each holder  of outstanding  shares  of  Class "A"  Preferred  Stock  shall  be  entitled  to  Ten  (10)  votes  for  each share of Class "A" Preferred  Stock held on the record date for the determination of stockholders entitled to vote at each meeting of stockholders of the Company (and written actions of stockholders in  lieu  of  meetings) with respect  to any and all matters presented to the stockholders of the Company for their action or  consideration.  Except as provided  by  Nevada statutes  or Section  3(b) below),  holders  of  Class "A"  Preferred  Stock shall  vote together  with the holders of Common Stock as a single class.

b. Adverse   Effects.   The  Company  shall  not  amend, alter or repeat the preferences, rights, powers  or other terms  of  the  Class "A"  Preferred  Stock so  as  to  affect adversely the  Class "A"  Preferred  Stock or the holders thereof without  the written consent or affirmative vote of the holders of at least a majority of the outstanding Class "A" Preferred Stock given in writing or by vote at a meeting,  consenting or voting (as the case may be) separately as a class.

4. Conversion

a. Conversion Rate. Each share of Class "A" Preferred Stock may be converted by the holder upon request of the holder into two (2) shares of Common Stock.

b. Termination of Rights on Conversion. All shares of Class "A" Preferred Stock voluntary converted as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares shall immediately cease and terminate on conversion, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Class "A" Preferred  Stock so converted shall be retired and reduce the  number of  shares  of designated Class "A"  Preferred Stock only with such retired shares being then available for designation in another preferred class by the Board of Directors.

c. No Impairment.  The Company will not, by amendment  of  its  Articles  of Incorporation  or  through  any reorganization,  transfer of assets, consolidation, merger, share exchange, dissolution, issue  or  sale of securities or any other voluntary action, avoid or seek to avoid the observance or  performance of any of the terms to be observed or performed hereunder by the  Company, but will  at all times in good faith assist in  the carrying out of all the provisions of this Section 4 and in the  taking of all such action as may be necessary or appropriate in order to protect the  conversion  rights  of the holders of the Class "A"  Preferred  Stock against impairment.

5. Liquidation, Dissolution or Winding Up

a. Liquidation Value. Each share of the Class "A" Preferred Stock shall be deemed converted into shares of Common Stock at the Conversion Rate and shall participate pari passu with the Common Stock of the Company in the proceeds available to the Company's shareholders upon the liquidation, dissolution, or winding up the Company.

b. Business Combinations. Neither the consolidation, merger or other business combination of the Company with or into any other person/s or entity nor the sale of all or substantially all of the assets of the Company shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section 5.

6. Miscellaneous Provisions

a. Closing of Books. The Company will at no time close its transfer books against the transfer of any  shares of Class "A"  Preferred Stock or of any share of the Common Stock issued or issuable upon  the conversion of Class "A" Preferred Stock in any manner which interferes with the timely conversion of such Class "A"  Preferred  Stock.

b. Headings of Subdivisions. The headings  of  the  various  Sections  and  other subdivisions  hereof  are  for  convenience  of  reference  only  and  shall  not  affect  the  interpretation of any of the provisions hereof.

c. Severability   of   Provisions.   If any powers, preferences and relative participating, optional and other special rights of the Class "A" Preferred  Stock and qualifications, limitations and restrictions  thereon set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other powers, preferences and relative participating, optional and other special rights of Class "A" Preferred Stock and qualifications, limitations and restrictions thereon set forth therein which can be given effect without the invalid, unlawful or unenforceable powers, preferences and relative participating,  optional and other special rights of Class "A" Preferred  Stock and qualifications, limitations and restrictions thereon shall, nevertheless, remain in full force and effect, and no powers, preferences and relative participating, optional or other special rights of  Class "A" Preferred Stock and qualifications, limitations and restrictions thereon herein set forth shall be deemed dependent upon any other such powers, preferences and relative participating, optional or other special rights of Class "A" Preferred Stock and qualifications, limitations and  restrictions thereon unless expressed herein.

Warrants
We have 132,000 warrants to purchase common shares outstanding as of the date of this prospectus. These warrants expire two years after the issuance date and have an exercise price of $0.50 per share. The Warrants do not have any cashless exercise provisions.
Mexico Subsidiary
The Company completed formation of Mexico GKIC de SAPI, S.A. De C.V. on November 24, 2016. This entity will operate the Mexico GKIC segment of our business. the Company holds 99% of this entity with the remaining 1% held by a Mexican citizen as required by Mexican company laws.

Anti-Takeover Effects of Certain Provisions of Our Articles of Incorporation and Our Bylaws
Certain provisions of our Articles of Incorporation and Bylaws may make it more difficult to acquire control of us by various means. These provisions could deprive our stockholders of opportunities to realize a premium on the shares of common stock owned by them. In addition, these provisions may adversely affect the prevailing market price of our stock.

Preferred Stock. Our Articles of incorporation authorize our board of directors to issue from time to time any series of preferred stock and fix the voting powers, designation, powers, preferences and rights of the shares of such series of preferred stock. The issued and outstanding Preferred shares have 10 for 1 voting rights which could have the effect of deterring or delaying attempts by our Common stockholders to remove or replace management, engage in proxy contests and/or effect changes in control.  We have 2,137,000 issued and outstanding Common share which have one vote for each share. The 10,000,000 issued Preferred shares would be able to cast 100,000,000 votes on most matters that the Common shareholders would be entitled to vote. This results in the Preferred shareholders having significantly more influence in shareholder votes.

Authorized Common Stock. Our authorized but unissued shares of common stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. Our Articles of incorporations authorize 200,000,000 common shares and only 2,137,000 are issued and outstanding as of the date of this prospectus.

The Nevada Revised Statutes, or NRS, provides generally that the affirmative vote of a majority of the shares outstanding and entitled to vote is required to amend a corporation's certificate of incorporation. Our bylaws may be amended generally by the affirmative vote of a majority of the shares entitled to vote thereon or by the act of a majority of our directors.

Statues Not Applicable. Our Articles of Incorporation state that the provisions of Nevada Revised Statutes 78.378 through 78.3793, inclusive, regarding the voting of a controlling interest in stock of Nevada Corporation and 78.411 through 78.444, inclusive, regarding combinations with interested stockholders, shall not be applicable to this Corporation.

Indemnification of Directors and Officers
Our Bylaws provide that, to the extent and in the manner permitted by the laws of the State of Nevada, and specifically as is permitted under the Nevada Revised Statutes, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding.

Disclosure of Commission's Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors and officers, we have been advised that, although the validity and scope of the governing statute have not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Transhare Corporation, 2200 E. 104th Avenue, Suite 201, Thornton, CO 80233.

PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock, registered hereunder, on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	to cover short sales made after the date this Registration Statement is declared effective by the Securities and Exchange Commission;
●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.

Upon being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will, if then required, file a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the being notified in writing by the selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, we will, if then required, file a supplement to this prospectus in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder's business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised the selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made before the date on which this registration statement shall have been declared effective by the Securities and Exchange Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and the Securities Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to the selling stockholder in connection with resales of its shares under this registration statement.

We will pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock, except we will receive the proceeds from any exercise of the warrants covered by this prospectus. We intend to use such proceeds for general working capital purposes.

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus have been passed upon for us by Bonner & Associates, La Jolla, California.

EXPERTS

Our financial statements as of and for the fiscal years ended December 31, 2015 and 2014, included in this prospectus have been audited by Thayer O'Neal Company, LLC., an independent registered public accounting firm, as stated in their reports appearing herein and elsewhere in this prospectus, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC for the stock offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the common stock offered hereby, please refer to the registration statement and its exhibits and schedules for further information relating to us and our common stock.

We will be subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements, other information and a copy of the registration statement may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the Securities and Exchange Commission, at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The registration statement and the reports, proxy statements and other information filed by us are also available through the Securities and Exchange Commission's internet website at the following address: http://www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders Mexico Sales Made Easy, Inc.

We have audited the accompanying  balance  sheets  of  Mexico Sales Made Easy, Inc. as of December 31, 2015 and 2014, and the related statements of operations, cash  flows  and  stockholders'  equity  for the years then  ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to  obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mexico Sales Made Easy, Inc. as of December 31, 2015 and 2014 and the results of its operations and its cash flows for the years then ended in conformity with United States generally accepted accounting principles.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a  basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal controls over financial reporting. Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company relies on a personal services contract to one entity as its only source of revenues and has generated cumulative losses since inception in the amount of $59,131. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plan regarding these matters are also described in the notes to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Thayer O'Neal Company, LLC
Thayer O'Neal Company, LLC
September 13, 2016

Mexico Sales Made Easy, Inc.
Balance Sheets

	December 31,	December 31,
	2015	2014

Assets
Current assets
Cash	$6,278	$4,097
Accounts receivable	4,109	3,512
Loans receivable, including accrued interest	3,589	500
Total current assets	13,976	8,109

Property and equipment, net	1,122	-
Investment - at cost	-	-
Total assets	$15,098	$8,109

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$5,000	$75
Total current liabilities	5,000	75

Stockholders' equity
Preferred shares, $0.002 par value, 10,000,000 shares authorized,
10,000,000 shares issued and outstanding at December 31, 2015	20,000	-
and no shares issued and outstanding as of December 31, 2014
Common stock, $0.001 par value, 200,000,000 shares authorized,
2,132,000 shares issued and outstanding at December 31, 2015
and no shares issued and outstanding as of December 31, 2014	2,132	-
Additional paid-in capital	43,068	5,800
Retained earnings (deficit)	(55,102)	2,234
Total stockholder's equity	10,098	8,034

Total liabilities and stockholders' equity	$15,098	$8,109

The Accompanying Notes are an Integral Part of these Financial Statements

Mexico Sales Made Easy, Inc.
Statements of Operations

	For the Years ended
	December 31,
	2015	2014
Revenues
Consulting fees - related parties	$56,892	$54,025
Consulting fees - other	597	-
Other revenue	778	1,073
Total revenues	58,267	55,098

Operating expenses
Advertising and marketing	78,774	22,646
General and administrative	36,918	34,200
Total expenses	115,692	56,846

Other income (loss)
Interest income	89	-
Total other income (loss)	89	-

Net income (loss)	$(57,336)	$(1,748)

Basic and diluted loss per share	$(0.06)	$-

Weighted average shares outstanding	1,016,570	-

The Accompanying Notes are an Integral Part of these Financial Statements

Mexico Sales Made Easy, Inc.
Statement of Stockholders' Equity

						Retained
	Common Stock		Preferred Shares		Paid -in	Earnings
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Total

Balance - December 31, 2013	-	$-	$-	$-	$3,400	$3,982	$7,382
Contributed services	-	-	-	-	2,400	-	2,400
Net income	-	-	-	-	-	(1,748)	(1,748)

Balance - December 31, 2014	-	-	-	-	5,800	2,234	8,034
Sale of preferred stock	-	-	10,000,000	20,000	-	-	20,000
Sale of common stock	2,132,000	2,132	-	-	34,868	-	37,000
Contributed services	-	-	-	-	2,400	-	2,400
Net loss	-	-	-	-	-	(57,336)	(57,336)

Balance - December 31, 2015	2,132,000	$2,132	$10,000,000	$20,000	$43,068	$(55,102)	$10,098

The Accompanying Notes are an Integral Part of these Financial Statements

Mexico Sales Made Easy, Inc.
Statements of Cash Flows

	For the Years Ended
	December 31,
	2015	2014

Cash Flows from Operating Activities
Net income (loss)	$(57,336)	$(1,748)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation expense	61	-
Contributed services	2,400	2,400
(Increase) decrease in assets
(Increase) decrease in accounts receivable	(597)	1,973
(Increase) decrease in accrued interest
receivable	(89)	-
Increase (decrease) in liabilities
Increase (decrease) in accounts payable	4,925	(170)
Net cash provided by (used in) operating activities	(50,636)	2,455

Cash Flows from Investing Activities
Purchase of property and equipment	(1,183)	-
Net cash used in investing activities	(1,183)	-

Cash Flows from Financing activities
Sales of preferred stock	20,000	-
Sales of common stock	37,000	-
Loans to others	(3,000)	(500)
Net cash provided by financing activities	54,000	(500)

Net increase in cash	2,181	1,955

Beginning balance - cash	4,097	2,142

Ending balance - cash	$6,278	$4,097

The Accompanying Notes are an Integral Part of these Financial Statements

MEXICO SALES MADE EASY
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Mexico Sales Made Easy.  ("MSME" or the "Company") was incorporated in the state of Nevada on April 11, 2012 under the name Sandro Piancone Consulting, Inc. The Company's principal activity is to assist companies doing business in Mexico.

On December 5, 2014, the Company filed an amendment to its articles of incorporation changing its name to Mexico Sales Made Easy. In the same amendment, the Company changed its authorized capital to 210,000,000 shares consisting of 200,000,000 shares of common stock at a restated par value of $0.001and 10,000,000 shares of preferred stock at a par value of $0.002.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company follows ASC 605-10-S99-1 for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with a maturity date of three months or less, when purchased, to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost.  Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are expensed.  At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts.  Gains or losses from retirements or sales are credited or charged to income.

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with Accounting Standards Codification ("ASC") Topic 360-10-05, "Accounting for the Impairment or Disposal of Long-Lived Assets."  ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate.  The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value or disposable value.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

MEXICO SALES MADE EASY
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

Pursuant to ASC No. 820, "Fair Value Measurements and Disclosures," the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of December 31, 2015 and December 31, 2014. The Company's financial instruments consist of accounts receivable, loans receivable, investments held at cost, accounts payable and notes and loans payable. The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of the respective instrument.

Loss Per Share of Common Stock

The Company follows Accounting Standard Codification Topic No. 260, "Earnings Per Share" ("ASC No. 260") that requires the reporting of both basic and diluted earnings (loss) per share.  Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period.  The calculation of diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In accordance with ASC No. 260, any anti-dilutive effects on net earnings (loss) per share are excluded.  There were 22,132,000 potential common shares at December 31, 2015, consisting of common stock and convertible preferred stock. There were no potential common shares at December 31, 2014.

Issuances Involving Non-Cash Consideration

All issuances of the Company's stock for non-cash consideration have been assigned a dollar amount equaling the market value of the shares issued or the consideration received whichever is more readily determinable.

Income Taxes

The Company follows section 740-10-25 of the FASB Accounting Standards Codification ("Section 740-10-25"). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Recent Accounting Pronouncements

The Company's management has evaluated all recent accounting pronouncements since the last audit through the issuance date of these financial statements. In the Company's opinion, none of the recent accounting pronouncements will have a material effect on the financial statements.

MEXICO SALES MADE EASY
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 3 – GOING CONCERN

The Company has historically relied upon the services of its sole officer and director, Sandro Piancone and his relationship with the primary customer of the Company as its source of financial stability. Historically, the principal source of liquidity has been revenue from services provided. The Company has recently raised capital through the sale of its equity. The Company anticipates that the increased expenses for accounting, legal and other expenses related to its registration of equity and the ongoing reporting requirements will require revenue to increase and or additional capital to be raised through the sale of equity or financing with debt.  These factors raise substantial doubt about the Company's ability to continue as a going concern.

The ability of the Company to continue operations is dependent on the success of Management's plans, which include the future raising of capital through the issuance of equity securities, until such time that funds provided by operations are sufficient to fund working capital requirements.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives.  The Company believes its current available cash may be insufficient to meet its cash needs for the near future.  There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – INVESTMENT IN RELATED ENTITY

The Company entered into a sales contract with Il Pizzologo S.A. De. C.V. ('Pizzologo') to provide unlimited services for one year. In consideration for the services rendered, the Company received 1,000,000 common shares of the Mexican corporation which equaled 12.5% of the total shares issued and outstanding. Because this investment had no ascertainable value at the time the shares were received, the Company did not assign any value to the shares received or to the related services rendered.

The Company is accounting for its investment in Il Pizzologo S.A. De. C.V under Accounting Codification Standard Topic 325-20 "Cost Method Investment". Under the cost method of accounting for investments in common stock, an investor recognizes as income dividends received that are distributed from net accumulated earnings of the investee since the date of acquisition by the investor.  Dividends received in excess of earnings subsequent to the date of investment are considered a return of investment and are recorded as reductions of cost of the investment. In addition, the value of the investment is required to be the lower of cost or market, therefore if the investment is deemed impaired, the excess between the cost basis of the investment and its market value will be charged to operations.

NOTE 5 - RELATED PARTY TRANSACTIONS

Substantially all revenues are services from services provided to related parties.

MEXICO SALES MADE EASY
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 6 – CONCENTRATIONS

Of the Company's revenue earned during the years ended December 31, 2015 and 2014, approximately 98% and 99%, respectively, were generated from contracts with a customer to whom the President of MSME provides personal services.

NOTE 7 – EQUITY

Preferred Stock

Class "A" Preferred Stock consists of 10,000,000 shares of the 10,000,000 Authorized Preferred Stock with a par value of $0.002 per share. The holders of this Preferred Stock shall be entitled to dividends, if any, as declared by the Company and shall participate pari passu with the Common Stock of the Company at the conversion rate of two shares of preferred  to one share of common . Each holder of outstanding shares of Class "A" Preferred Stock shall be entitled to Ten (10) votes for each share of Class "A" Preferred Stock held.  The Company shall not amend, alter or repeat the preferences, rights, powers or other terms of the Class '"A" Preferred Stock so as to affect adversely the Class "A" Preferred Stock or the holders thereof without the written consent or affirmative vote of the holders of at least a majority of the outstanding Class "A" Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. Each share of Class "A" Preferred Stock may be converted by the holder upon request of the holder into two (2) shares of Common Stock. There were 10,000,000 shares of Preferred Stock outstanding at December 31, 2015 and no shares outstanding at December 31, 2014.

Common Stock

Common stock consists of 200,000,000 shares authorized with a par value of $0.001 per share. The holders of the Company's common stock shall be entitled to dividends, if any, as declared by the Company and shall participate pari passu with the Preferred Stock of the Company at the conversion rate of one shares of common to two shares of preferred. Holders of common stock are entitled to one (1) vote for each common share held. There were 2,132,000 shares of Common Stock outstanding at December 31, 2015 and no shares outstanding at December 31, 2014.

NOTE 8-INCOME TAXES

The Company operates in the United States; accordingly, federal and state income taxes have been provided based upon the tax laws and rates of the U.S. The Company has incurred losses since inception and, accordingly has a net operating loss carry forward as of December 31, 2015 of approximately $59,131. This loss carry forward expires according to the following schedule:

Year Ending December 31,	2015

2023	$518
2024	1,748
2025	56,865
Total	$59,131

MEXICO SALES MADE EASY
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

Deferred tax assets at December 31, 2015 and 2014 are comprised of net operating loss carry forwards. The amounts have not been recognized on the financial statements as the probability of realization is not assured

Description	2014	2015
Deferred tax assets related to net operating loss carry forwards	$	$20,105
Valuation allowance		(20,105)
Net deferred tax asset		$-

Tax years 2013-2015, remain subject to examination by the IRS and respective states.

NOTE 9 – SUBSEQUENT EVENTS

GKIC Licensing Agreement

In August of 2016, The Company entered into an agreement with Glazer Kennedy Insider Circle to license the exclusive, non-transferable, non - sublicenseable, limited right and license to establish a GKIC--‐like membership organization and to print, publish and use certain GKIC materials solely within the United Mexican States. The Company has the further right to translate licensed products into the Spanish language and print, publish, market and use the them solely within the United Mexican States.    Online or internet publications or sales of the licensed products or translated products, is excluded from the agreement.

The Company paid the initial $50,000 required by the licensing agreement upon execution. The initial term is five years and requires additional cash payments annually with royalty payments due on sales. The license can be extended beyond the initial five-year period at the option of the Company and payment of additional fees.

The GKCI materials are products and membership services related to marketing and business development for entrepreneurs and developing businesses.

Mexico Sales Made Easy, Inc.
Unaudited Financial Statements

For the Three and Nine Months ended
September 30, 2016

Mexico Sales Made Easy, Inc.
Unaudited Balance Sheets

	September 30,	December 31,
	2016	2015

Assets
Current assets
Cash	$2,581	$6,278
Accounts receivable	-	4,109
Loans receivable, including accrued interest	3,800	3,589
Total current assets	6,381	13,976

Property and equipment, net	944	1,122
Lisencing fee, net	48,795	-

Total assets	$56,120	$15,098

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$4,500	$5,000
Total current liabilities	4,500	5,000

Stockholders' equity
Convertible Preferred shares, $0.002 par value, 10,000,000 shares authorized,
10,000,000 shares issued and outstanding at June 30, 2016
and as of December 31, 2015, each share convertible into two share of common
at the option of the shareholder	20,000	20,000
Common stock, $0.001 par value, 200,000,000 shares authorized,
2,132,000 shares issued and outstanding at June 30, 2016
and December 31, 2015	2,132	2,132
Additional paid-in capital	44,868	43,068
Retained earnings (deficit)	(15,380)	(55,102)
Total stockholder's equity	51,620	10,098

Total liabilities and stockholders' equity	$56,120	$15,098

The accompanying footnotes are an integral part of these financial statements

Mexico Sales Made Easy, Inc.
Unaudited Statements of Operations

	For the nine months ended		For three months ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues
Consulting fees - related parties	$114,426	$41,607	$75,900		$16,607
Other revenue	1,481	668	113		53
Total revenues	115,907	42,274	76,013		16,660

Operating expenses
Advertising and marketing	36,123	46,969	11,187		9,100
General and administrative	40,273	25,799	7,144		22,206
Total expenses	76,396	72,768	18,331		31,306

Other income
Interest income	211	-	62		-

Net income (loss)	$39,722	$(30,493)	$57,743		$(14,647)

Basic loss per share	$0.019	$(0.014)	$0.027	$	n/a
Diluted loss per share	$0.002	$(0.014)	$0.003	$	n/a
Weighted average shares outstanding	2,132,000	2,132,000	2,132,000		-

The accompanying footnotes are an integral part of these financial statements

Mexico Sales Made Easy, Inc.
Unaudited Statements of Cash Flows

	For the nine months ended
	September 30,
	2016	2015

Cash Flows from Operating Activities
Net income (loss)	$39,722	$(30,493)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation expense	178	2
Amoritization expense	1,205
Contributed services	1,800	1,800
(Increase) decrease in assets
(Increase) decrease in accounts receivable	4,109	(2,607)
(Increase) decrease in accrued interest	(211)
receivable
Increase (decrease) in liabilities
Increase (decrease) in accounts payable	(500)	175
Net cash provided by (used in) operating activities	46,303	(31,123)

Cash Flows from Investing Activities
Purchase of licenses	(50,000)
Purchase of property and equipment		(1,183)
Net cash used in investing activities	(50,000)	(1,183)

Cash Flows from Financing activities
Sales of preferred stock	-	20,000
Sales of common stock	-	37,000
Loans to others	-	(3,000)
Net cash provided by financing activities	-	54,000

Net increase (decrease) in cash	(3,697)	21,694

Beginning balance - cash	6,278	4,097

Ending balance - cash	$2,581	$25,791

The accompanying footnotes are an integral part of these financial statements

Mexico Sales Made Easy, Inc.
Unaudited Statement of Stockholders' Equity

	Common Stock		Preferred Shares		Paid -in	Accumulated
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Total

Balance - December 31, 2013	-	$-	$-	$-	$3,400	$3,982	$7,382
Contributed services	-	-	-	-	2,400	-	2,400
Net income	-	-	-	-	-	(1,748)	(1,748)

Balance - December 31, 2014	-	-	-	-	5,800	2,234	8,034
Sale of preferred stock	-	-	10,000,000	20,000	-	-	20,000
Sale of common stock	2,132,000	2,132	-	-	34,868	-	37,000
Contributed services	-	-	-	-	2,400	-	2,400
Net loss	-	-	-	-	-	(57,336)	(57,336)

Balance - December 31, 2015	2,132,000	2,132	10,000,000	20,000	43,068	(55,102)	10,098
Contributed services	-	-	-	-	1,800	-	1,800
Net income	-	-	-	-	-	39,722	39,722

Balance - September 30, 2016	2,132,000	$2,132	10,000,000	$20,000	$44,868	$(15,380)	$51,620

The accompanying footnotes are an integral part of these financial statements

MEXICO SALES MADE EASY
NOTES TO UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2016

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Mexico Sales Made Easy.  ("MSME" or the "Company") was incorporated in the state of Nevada on April 11, 2012 under the name Sandro Piancone Consulting, Inc. The Company's principal activity is to assist companies doing business in Mexico.

On December 5, 2014, the Company filed an amendment to its articles of incorporation changing its name to Mexico Sales Made Easy. In the same amendment, the Company changed its authorized capital to 210,000,000 shares consisting of 200,000,000 shares of common stock at a restated par value of $0.001and 10,000,000 shares of preferred stock at a par value of $0.002.

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission set forth in Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These financial statements should be read in conjunction with the financial statements of the Company for the fiscal year ended December 31, 2015 and notes thereto contained in the elsewhere in this Form S-1.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company accounts for its long-lived assets in accordance with Accounting Standards Codification ("ASC") Topic 360-10-05, "Accounting for the Impairment or Disposal of Long-Lived Assets."  ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate.  The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value or disposable value.  The Company determined that none of its long-term assets at September 30, 2016 and December 31, 2015 were impaired.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Earnings (Loss) Per Share of Common Stock

The Company follows Accounting Standard Codification Topic No. 260, "Earnings Per Share" ("ASC No. 260") that requires the reporting of both basic and diluted earnings (loss) per share.  Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period.  The calculation of diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In accordance with ASC No. 260, any anti-dilutive effects on net earnings (loss) per share are excluded.  There were 22,132,000 potential common shares at September 30, 2016 consisting of common stock and convertible preferred stock.

MEXICO SALES MADE EASY
NOTES TO UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2016

Recent Accounting Pronouncements

The Company's management has evaluated all recent accounting pronouncements since the last audit through the issuance date of these financial statements. In the Company's opinion, none of the recent accounting pronouncements will have a material effect on the financial statements.

NOTE 3 – GOING CONCERN

The Company has historically relied upon the services of its sole officer and director, Sandro Piancone and his relationship with the primary customer of the Company as its source of financial stability. Historically, the principal source of liquidity has been revenue from services provided. The Company has recently raised capital through the sale of its equity. The Company anticipates that the increased expenses for accounting, legal and other expenses related to its registration of equity and the ongoing reporting requirements will require revenue to increase and or additional capital to be raised through the sale of equity or financing with debt.  These factors raise substantial doubt about the Company's ability to continue as a going concern.

The ability of the Company to continue operations is dependent on the success of Management's plans, which include the future raising of capital through the issuance of equity securities, until such time that funds provided by operations are sufficient to fund working capital requirements.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives.  The Company believes its current available cash may be insufficient to meet its cash needs for the near future.  There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 - RELATED PARTY TRANSACTIONS

As discussed in Note 3, the Company provided services to an entity in exchange for a 12.5% interest of that entity. The entity is majority owned and controlled by the father of the Company's president.

The President of the Company provides personal services to the Company largest customer (See Note 5).

NOTE 5 – SUBSEQUENT EVENTS

Mexico Subsidiary
The Company completed formation of Mexico GKIC de SAPI, S.A. De C.V. on November 24, 2016. This entity will operate the Mexico GKIC segment of the Company business. The Company holds 99% of this entity with the remaining 1% held by a Mexican citizen as required by Mexican company laws.

Mexico Sales Made Easy, Inc.

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$12
Legal fees and expenses	$2,000
Accountants' fees and expenses	$25,000
Miscellaneous fees	$1,000
Total	$28,012

Item 14. Indemnification of Directors and Officers

Our Bylaws provide that, to the extent and in the manner permitted by the laws of the State of Nevada, and specifically as is permitted under the Nevada Revised Statutes, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors and officers, we have been advised that, although the validity and scope of the governing statute have not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Item 15. Recent Sales of Unregistered Securities

The securities that we issued or sold within the past three fiscal years and were not registered with the Securities and Exchange Commission are described below.

1. In January and February 2015, we issued and sold 10,000,000 shares of our Preferred stock to three accredited investors including an entity controlled by our sole officer and director, Sandro Piancone at a price of $0.002 per share for aggregate proceeds of $20,000

2. In July 2015, we issued and sold 2,000,000 shares of our Common stock to an accredited investor at a price of $0.002 per share for aggregate proceeds of $4,000.

3. From July through September 2015, we issued and sold, 132,000 shares of our Common stock to 32 accredited and foreign investors at a price of $0.25 per share for aggregate proceeds of $4,000, and warrants to purchase an aggregate of 132,000 shares of common stock. The warrants expire two years after issuance; the exercise price of the warrants is $0.50 per share. The warrants do not allow for cashless exercise.

The offerings of the securities described in Paragraphs 1 through 3 above were exempt from registration under Section 3(a)(9) (in the case of conversions and net-exercises) or regulation S or regulation D or Section 4(2) of the Securities Act of 1933.

Part II -- Page 1

Item 16.  Exhibits and Financial Statement Schedules

(a)  Exhibits

Exhibit No.	Description

3.1*	Amended and Restated Articles of Incorporation of Mexico Sales Made Easy, Inc.

3.2*	Bylaws of Mexico Sales Made Easy, Inc.

4.1*	Certificate of Designation – Class "A" Preferred Stock

5.1*	Opinion of Bonner & Associates.

10.1*
Form of Preferred Stock Purchase Agreement.  We entered into respective agreements on this form with 3 purchasers in January and February 2015 calling for the issuance of units comprising a total of 10,000,000 shares of preferred stock.

10.2*	Form of Common Stock Purchase Agreement. We entered into respective agreements on this form with 1 purchaser in July 2015 calling for the issuance of a total of 2,000,000 shares of Common stock.

10.3*
Form of Common Stock Purchase Agreement.  We entered into respective agreements on this form with 32 purchasers in July, August and September of 2015 calling for the issuance of units comprising a total of 132,000 shares of common stock and 132,000 Warrants.

10.3.1*	Form of Warrant to Purchase Common Stock ($0.50 exercise price). We issued a total of 132,000 Warrants on this form to 32 purchasers in July, August and September of 2015.

10.4*	Form of MSME Services Agreement

10.5*	License Agreement between Glazer Kennedy Insider Circle (GKIC) and Mexico Sales Made Easy, Inc effective August 17, 2016

21*	Subsidiaries of the Registrant

23.1*	Consent of Thayer O'Neal Company, LLC, independent registered public accounting firm.

23.2*	Consent of Bonner & Associates (Included in Exhibit 5.1).
____________

*	Filed herewith
**	Furnished herewith
+	Each of these Exhibits constitutes a management contract, compensatory plan, or arrangement.

(b)	Financial Statement Schedules.

The financial statement schedules have been omitted because they are not applicable, not required, or the information is included in the financial statements or notes thereto.

Part II -- Page 2

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(ii) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale before such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately before such date of first use.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Part II -- Page 3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 3, 2017.

MEXICO SALES MADE EASY, INC.

By:	/s/ Sandro Piancone
Name:	Sandro Piancone
Title:	Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer )

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Date: February 3, 2017	/s/ Sandro Piancone
Sandro Piancone, Director,
Principal Executive Officer and Principal Financial Officer)

Part II -- Page 4